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                                                                EXHIBIT 99(a)(3)

                        [LETTERHEAD OF PUBLIC STORAGE]

                                 July 30, 1997



     Re:  Tender Offer for Units of
          PS Partners VI, Ltd.
          --------------------------

Dear Unitholder:

     As a Unitholder of PS Partners VI, Ltd. (the "Partnership"), Public Storage, Inc. ("PSI") mailed to you on July 30, 1997 an Offer to Purchase dated July 30, 1997 wherein PSI is offering to purchase for cash limited partnership units of the Partnership.

     Your telephone number is not part of our records. We would like to answer any questions you may have regarding the Offer to Purchase and could do so if you would either:

       1. Provide us with your telephone number and a convenient time to contact you by filling in and returning the enclosed card to PSI in the enclosed postage-paid envelope, or

       2. Call Christopher Weil & Company, Inc., the company retained by Public Storage, Inc. to assist limited partners in understanding the Offer to Purchase, at (800) 478-2605.


     Thank you for your prompt attention to this matter.

                                    Very truly yours,

                                    PUBLIC STORAGE, INC.



                                    By:  /s/ Harvey Lenkin
                                         ______________________________
                                         Harvey Lenkin
                                         President
Enclosures

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                Tender Offer for Units of PS Partners VI, Ltd.

Please return to:  Public Storage, Inc.
                   P.O. Box 25039
                   Glendale, CA 91221-9985


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Name and address of registered holder

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Telephone number

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Convenient time to contact
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                        [LETTERHEAD OF PUBLIC STORAGE]

Enclosed is an Offer to Purchase for cash limited partnership units of PS Partners VI, Ltd. by Public Storage, Inc. dated July 30, 1997. If you are a beneficial owner of units in PS Partners VI, Ltd. and would like to participate in the Offer to Purchase, please contact the registered holder of the units.


July 30, 1997